1 World Surveillance Group 2013 Annual Shareholder Meeting Presentation

2 World Surveillance Group – Key Accomplishments • First quarter 2013 saw key operational and financial improvements, building on the momentum of our year - end results: – Revenue improved 259% – $526,000 vs. $147,000 – Gross profit margins increased – 30.8% vs. 10.6% – Operating expenses decreased – $508,000 vs. $1.34 million – Improved loss from operations – ($346,000) vs. ($1.33 million) – Improved net loss – ($517,000) vs. ($1.39 million) • Awarded a $605,000 contract from the Department of Defense for our Blimp in a Box™ System (“BiB”) • Completed the acquisition of Lighter than Air Systems Corp. to strengthen our position as the leader in the tactical LTA market • Delivered two BiBs in fulfillment of DoD contract and completed extensive training on the systems • Hired Dian Griesel Inc. ("DGI") to serve as our corporate communications agency in an effort to increase awareness of the Company and our unique business model and products • Filed a lawsuit against La Jolla Cove Investors for breach of their financing agreements and other causes of action • Signed the first sales contractor and operational support agreement for the BiB and other WSGI and LTAS products with US Technik, Inc.

World Surveillance Group Inc.

GTC Global Telesat Corp

LTAS LIGHTER THAN AIR SYSTEMS

Lighter Than Air Systems

- **Acquired LTAS on March 28, 2013, which now operates as wholly owned subsidiary, to enhance our goal to be the leader in the tactical aerostat market**
- **Felicia Hess and Kevin Hess joined our team, she as a director of WSGI and President of LTAS, and he as Director of Engineering of WSGI**
- **Provides WSGI with in-house engineering and manufacturing capabilities; additional product lines, including land-based mast systems; and pipeline of business**
- **Delivered the initial two Blimp in a Box™ ("BiB") aerostat systems to the Department of Defense, with delivery including demonstration and testing of the aerostat system as well as multiple training sessions for soldiers on the base in preparation for future military exercises**
- **Delivered seven critical aerostat launcher electric main winches and spare components to support the Small Tactical Multi-Payload Aerostat System ("STMPAS") for the U.S. Army Rapid Equipping Force**
- **Provided two trailer-mounted aerostat launcher systems and eight aerostats to BAE Systems to support the U.S. Army Space and Missile Defense Command ("SMDC") Battle Labs**
- **Received follow-on orders for additional services and upgrades to the Army's SMDC systems to support their mission of providing long range secure communications**
- **Received an order from Eglin Air Force Base for a trailer based winch system with two aerostats due to be delivered in August**



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4 LTAS – Mast Systems • Look to penetrate new markets and partner with companies to distribute and operate our new mast product offerings • Tried and proven surveillance capability - previously supplied mast systems to various Federal, State, and local government customers • Currently completing mast system for the Ventura County Public Health Department - Emergency Medical Services in CA • Can operate in tandem with other mast systems and LTAS’ airborne aerostat systems to provide a unique, cost - effective surveillance and communications solution • Can be engineered and designed in - house for unique customer applications

5 Global Telesat Corp. • GTC launched a subscription - based online tracking portal – GTCTrack – designed to attract new satellite and GSM tracking customers • GTCTrack offers an easy - to - use interface and compatibility with a wide range of devices • Using a web - based Google Earth interface, GTCTrack displays real - time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of popular GSM and satellite tracking devices from more than 20 different manufacturers including all current tracking devices in the Globalstar range • GTC business well positioned to grow as it recently saw record monthly revenue in June 2013

6 Marketing Campaign To Date • Since mid - June, WSGI has been featured in four key trade and industry publication – DiscoveryNews.com on June 27, 2013 (“Military Turns To Blimp In A Box For Surveillance”) – FoxNews.com on July 1, 2013 (“Military Turns To Blimp In A Box For Surveillance”) – Jane’s International Defense Review on July 9, 2013 (“US firm seeks buyers for its ‘Blimp in a Box’ ISR kit”) – Defense Daily on July 18, 2013 (“Army Examining ‘Blimp in a Box’ Mobile, Tactical Surveillance System”) – DiscoveryNews.com on July 25, 2013 (“Blimps to defend Washington D.C. Airspace”)

7 Looking Ahead • Expand relationships with our military customers while also reaching out to other Federal, State, local government groups and commercial entities for the Blimp in a Box and other LTAS aerostat systems • Penetrate and capture market for LTAS mast systems • Expand GTC online retail business and tracking services through new partnerships in developing markets • Continued development and commercialization of Argus One • Grow pipeline opportunities • Close existing pipeline to grow revenues • Continue to implement strategic marketing campaign • Raise capital on terms more advantageous to WSGI than La Jolla deal • Proactively manage or eradicate debt and improve the Company’s balance sheet • Expand WSGI’s business through strategic acquisitions

8 Forward Looking Statements Certain information and statements in this presentation constitute forward - looking statements , including without limitation, all information on page 7. Words such as forecast, project, intend, expect, should, would, could, may, will, anticipates, believes, plans and other similar expressions and all statements which are not historical facts are considered forward - looking statements or information . These statements are based on WSGI ’ s current expectations, estimates, forecasts and projections about, among other things, the development and capabilities of its products, the operating environment, economies and markets in which the Company and its subsidiaries operate and the benefits and synergies of the joint WSGI - LTAS entity . These forward - looking statements involve and are subject to important known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict, any of which could cause the Company to not achieve some or all of its goals or the Company's previously reported actual results and performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward - looking statements. For additional information with respect to risks and other factors which could occur, see the Company ’ s Annual Report on Form 10 - K, the Quarterly Reports on Form 10 - Q and the other securities filings of the Company with the SEC. The Company assumes no, and hereby disclaims any, intention or obligation to update or revise any forward - looking statements contained in this presentation, whether as a result of new information, future events or otherwise.